UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 6, 2014

Motors Liquidation Company GUC Trust

(Exact Name of Registrant as Specified in Charter)

Delaware	1-43	45-6194071
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Wilmington Trust Company, as trust administrator and trustee Attn: David A. Vanaskey Jr., Vice President Rodney Square North 1100 North Market Street Wilmington, Delaware	19890-1615
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 636-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Pursuant to the Amended and Restated Motors Liquidation Company GUC Trust Agreement dated as of June 11, 2012, and between the parties thereto, as amended (the “GUC Trust Agreement”), the Motors Liquidation Company GUC Trust (the “GUC Trust”) is subject to a finite duration. The GUC Trust Agreement requires the GUC Trust to dissolve within three years following the effective date of the Debtors’ Second Amended Joint Chapter 11 Plan dated March 18, 2011, or March 31, 2014, unless the court presiding over the Motors Liquidation Company bankruptcy case (the “Bankruptcy Court”) enters an order extending such duration.

On February 6, 2014, the Bankruptcy Court entered an order extending the duration of the GUC Trust to March 31, 2015. The duration of the GUC Trust may in the future be shortened or extended beyond March 31, 2015, by further order of the Bankruptcy Court.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2014

MOTORS LIQUIDATION COMPANY GUC TRUST

By: Wilmington Trust Company, not in its individual capacity, but solely in its capacity as trust administrator and trustee of the Motors Liquidation Company GUC Trust

By:	/s/ David A. Vanaskey
Name:	David A. Vanaskey
Title:	Vice President of Wilmington Trust Company

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